EXHIBIT 10.1
FIRST MODIFICATION OF REVOLVING CREDIT AGREEMENT
     THIS FIRST MODIFICATION OF REVOLVING CREDIT AGREEMENT (the “Modification”) is made and entered into to be effective the 16th day of April, 2007, by and between R. G. BARRY CORPORATION, an Ohio corporation (the “Borrower”) and THE HUNTINGTON NATIONAL BANK, a national banking corporation (the “Bank”).
RECITALS
     I. The Borrower and the Bank entered into an Revolving Credit Agreement dated March 29, 2007, (the “Credit Agreement”);
     II. The Borrower has requested the ability to obtain letters of credit under its Commitment from the Bank; and
     III. The Borrower and the Bank by mutual agreement desire to modify the Credit Agreement to make provision for letters of credit.
     Section 1. NOW, THEREFORE, for good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     Section 2. This Modification shall be limited to this specific transaction and shall not be deemed or construed as consent by the Bank to any other modification of the Credit Agreement or other loan documents executed in connection therewith. This Modification shall only modify the Credit Agreement to the extent provided herein, all other provisions thereof remaining unchanged and in full force and effect.
     Section 3. The following is added as a new Section 1.3 to the Credit Agreement:
1.3 The Letters of Credit. From the date hereof until the Termination Date, the Bank agrees to issue, against the Commitment, one or more letters of credit (the “Letter(s) of Credit”) from time to time in the maximum aggregate face amount outstanding at any one time of $1,500,000.00, subject to the terms and conditions of this Agreement; provided, however, that the Bank shall have no obligation to issue any Letter(s) of Credit pursuant hereto at any time when there exists any set of facts or circumstances which, by themselves or upon the giving of notice or the lapse of time, or both would constitute an Event of Default under this Agreement. The Letter(s) of Credit shall be evidenced by and reimbursement therefor shall be made in accordance with the terms of one or more applications and agreements for commercial letter(s) of credit agreed upon by the parties hereto in substitution or partial substitution therefor in favor of the Bank. No Letter(s) of Credit shall have an expiry date in excess of one year from the date of its issuance nor later than the Termination

Date. Any Letter(s) of Credit issued hereunder will reduce the availability under the Commitment dollar for dollar. The Borrower shall pay all fees required by the Bank for each Letter(s) of Credit issued. The Borrower shall also pay all other out of pocket expenses in connection with the issuance of any Letter(s) of Credit. The Letters of Credit issued hereunder will be subject to the Uniform Customs and Practices for Documentary Credits, in effect as of the date of issuance of this particular Letter of Credit, which, as of the date hereof, is the 1993 Revision, International Chamber of Commerce Publication No. 500 and, to the extent not inconsistent therewith, the laws of the State of Ohio.
     Section 4. This Modification shall be governed by and construed in accordance with the laws of the State of Ohio.
     Section 5. THE BANK AND THE BORROWER ACKNOWLEDGE AND AGREE THAT THERE MAY BE A CONSTITUTIONAL RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY CLAIM, DISPUTE OR LAWSUIT ARISING BETWEEN OR AMONG THEM, BUT THAT SUCH RIGHT MAY BE WAIVED. ACCORDINGLY, THE PARTIES AGREE THAT NOTWITHSTANDING SUCH CONSTITUTIONAL RIGHT, IN THIS COMMERCIAL MATTER THE PARTIES BELIEVE AND AGREE THAT IT SHALL BE IN THEIR BEST INTEREST TO WAIVE SUCH RIGHT, AND, ACCORDINGLY, HEREBY WAIVE SUCH RIGHT TO A JURY TRIAL, AND FURTHER AGREE THAT THE BEST FORUM FOR HEARING ANY CLAIM, DISPUTE OR LAWSUIT, IF ANY, ARISING IN CONNECTION WITH THIS AGREEMENT, ANY LOAN DOCUMENTS OR THE RELATIONSHIP AMONG THE BANK AND THE BORROWER SHALL BE A COURT OF COMPETENT JURISDICTION SITTING WITHOUT A JURY IN FRANKLIN COUNTY, OHIO.
     Section 6. Any capitalized terms used herein, but not defined, shall have the meaning given to such terms in the Loan Agreement.
     IN WITNESS WHEREOF, the Bank and the Borrower have executed this Agreement as of the date set forth above.

R. G. BARRY CORPORATION

By:	/s/ Daniel D. Viren

Name:	Daniel D. Viren
Title:	Chief Financial Officer

THE HUNTINGTON NATIONAL BANK

By:	/s/ Bud Ward

Name:	Bud Ward
Title:	Senior Vice President

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